              __________________________________________________
              __________________________________________________



                          COLLATERAL AGENCY AGREEMENT

                          Dated as of August 12, 1999

                                     among

                                BRADLEES, INC.

                             BRADLEES STORES, INC.



           CERTAIN HOLDERS OF 9% SECURED CONVERTIBLE NOTES DUE 2004
                           OF BRADLEES STORES, INC.



                                      and



                            SND HOLDING CORPORATION
                              as Collateral Agent



              __________________________________________________
              __________________________________________________

                               TABLE OF CONTENTS


1.  DEFINITIONS, ETC.                                                      -1-

2.  SECURITY.                                                              -2-

     2.1.  Credit Security                                                 -2-
     2.2.  Application of Proceeds                                         -2-

3.  ACTIONS BY COLLATERAL AGENT; NOTEHOLDERS' DIRECTION                    -2-

     3.1.    Appointment of Collateral Agent                               -2-
     3.2.    Actions by the Collateral Agent                               -3-
     3.3.    Information Regarding Obligors, etc.                          -3-

4.  COLLATERAL AGENT                                                       -3-

     4.1.    Concerning the Agent                                          -3-
          4.1.1.    Action in Good Faith, etc                              -3-
          4.1.2.    No Implied Duties, etc                                 -4-
          4.1.3.    Validity, etc                                          -4-
          4.1.4.    Compliance                                             -4-
          4.1.5.    Employment of Agents and Counsel                       -4-
          4.1.6.    Reliance on Documents and Counsel                      -4-
          4.1.7.    Collateral Agent's Reimbursement                       -5-
     4.2.    Indemnity                                                     -5-
     4.3.    Collateral Agent's Resignation or Removal                     -5-

5.    REPRESENTATIONS AND WARRANTIES                                       -6-

     5.1.    Authority                                                     -6-
     5.2.    Authorization and Enforceability                              -6-
     5.3.    No Legal Obstacle to Agreement                                -6-

6.    SUCCESSORS AND ASSIGNS; FUTURE NOTEHOLDERS                           -6-

     6.1.    Successors and Assigns                                        -6-
     6.2.    Joinder of Future Noteholders                                 -6-

7.    EXPENSES; INDEMNITY                                                  -7-

     7.1.    Expenses                                                      -7-
     7.2.    General Indemnity                                             -7-
     7.3.    Indemnity with Respect to Discount Option Security            -7-

8.    CONTINUING AGREEMENT, DEFEASANCE, ETC                                -8-

     8.1.    Continuing Agreement                                          -8-
     8.2.    Defeasance                                                    -8-

9.    NOTICES                                                              -8-

10.    VENUE; SERVICE OF PROCESS                                           -8-

11.    WAIVER OF JURY TRIAL                                                -9-

12.    GENERAL                                                             -9-


                          COLLATERAL AGENCY AGREEMENT



     This Collateral Agency Agreement, dated as of August 12, 1999, is among Bradlees, Inc., Bradlees Stores, Inc.("BSI"), the Noteholders listed on Schedule A hereto and their successors and assigns and SND Holding Corporation, as collateral agent (the "Collateral Agent") for itself and the Noteholders. The parties agree as follows:


1. DEFINITIONS, ETC.

     Capitalized terms used but not defined herein shall have meanings as defined in the Option Agreement. The following terms shall have meanings as defined below:

     "Collateral Agent" means SND Holding Corporation, in its capacity as
      ----------------
Collateral Agent under this Agreement.

     "Discount Option Documents" shall mean the Discount Option Notes, the
      -------------------------
Option Agreement and the Security Documents.

     "Discount Option Notes" shall mean the 9% Secured Convertible Notes due
      ---------------------
2004 of BSI that are held by the Noteholders and that are subject to the Option Agreement.

     "Noteholders" shall mean the holders of 9% Secured Convertible Notes due
      -----------
2004 of BSI that are parties to the Option Agreement and their successors and assigns

     "Obligors" shall mean BSI and Bradlees, Inc.
      --------

     "Option Agreement" shall mean the Option Agreement dated as of the date
      ----------------
hereof among Bradlees, Inc., BSI and certain holders of 9% Secured Convertible Notes Due 2004 of BSI.

     "Person" shall mean an individual, partnership, corporation, limited
      ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, government entity or other cognizable person or entity.

     "Required Noteholders" means, with respect to any consent or other action
      --------------------
to be taken by the Noteholders under this Agreement or with respect to collateral securing the Discount Option Notes, such Noteholders as own not less then a majority in principal amount of the Discount Option Notes.

     "Secured Obligations" shall mean all obligations of Bradlees, Inc. or BSI
      -------------------
to the Noteholders under the Discount Option Documents.

     "Security Documents" shall mean each of this Agreement, the Mortgage and
      ------------------
any other security agreement or mortgage now or hereafter entered into in connection with the Option Agreement or the Discount Option Notes.

2. SECURITY.

   2.1. Credit Security.  As security for the payment and performance of the
        ---------------
Secured Obligations, BSI has mortgaged, pledged and collaterally granted and assigned to the Collateral Agent for the benefit of the Noteholders and the holders from time to time of any Secured Obligation, and created a security interest in favor of the Collateral Agent for the benefit of the Noteholders and such holders in, all of BSI's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in the Mortgage and any other Security Document (the "Discount Option Security").


   2.2. Application of Proceeds.  The proceeds of all sales and collections in
        -----------------------
respect of any Discount Option Security or other assets of any Obligor, all funds collected by the Collateral Agent from the Obligors in respect of the Discount Option Security and any portion of the Discount Option Security consisting of cash, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

          First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Collateral Agent and the reasonable fees and expenses of its special counsel;

          Second, any surplus then remaining to the payment of the Secured Obligations pro rata in accordance with the relative amounts due to the Noteholders with respect to the Discount Option Notes, including without limitation, principal and accrued interest in respect of the Discount Option Notes, provided that, the Collateral Agent may withhold any distribution of such surplus to a holder of Discount Option Notes that has not executed and delivered to the Collateral Agent a copy of this Agreement or an agreement in the form of Exhibit A hereto until the Collateral Agent has received such delivery;

          Third, any surplus then remaining shall be paid to BSI, subject, however, to the rights of the holder of any then existing lien of which the Collateral Agent has actual notice.


3. ACTIONS BY COLLATERAL AGENT; NOTEHOLDERS' DIRECTION.

   3.1. Appointment of Collateral Agent.  Each of the Noteholders hereby
        -------------------------------
appoints and authorizes the Collateral Agent to act for them as their collateral agent in connection with the transactions contemplated by this Agreement on the terms set forth herein, and hereby agrees that all actions in connection with Discount Option Security and the enforcement or exercise of any remedies in respect of the Secured Obligations shall be taken solely by the Collateral Agent pursuant to this Agreement.

   3.2. Actions by the Collateral Agent.  The Collateral Agent shall not take
        -------------------------------
any action under this Agreement, including in connection with Discount Option Security and the enforcement or exercise of any remedies in respect of the Secured Obligations, and shall not be obligated to take any such action, except to the extent expressly specified in a written notice received by the Collateral Agent signed by the Required Noteholders. All actions taken by the Collateral Agent in accordance with this Section 3.2, including taking any action (i) waiving in writing compliance with any covenant in this Agreement or any other Security Document, (ii) releasing the Danbury Mortgage and accepting substitute collateral therefor, or (iii) taking any other action, shall be binding upon all Noteholders; provided, however, that the foregoing shall not be deemed a waiver of any Noteholder's rights against any other party hereto with respect to the taking of such action.

   3.3. Information Regarding Obligors, etc.  Each of the Noteholders
        -----------------------------------
acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each of the Noteholders waives any obligation which may now or hereafter exist on the part of the Noteholders or the Collateral Agent to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each of the Noteholders undertakes to keep itself informed of such risks and any changes therein. Each of the Noteholders expressly waives any duty which may now or hereafter exist on the part of the Noteholders or the Collateral Agent to disclose to the Noteholders any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Obligors or their properties or management, whether now or hereafter known by the Obligors. or the Collateral Agent other than matters related to the disposition of the Discount Option Security. Each of the Noteholders represents, warrants and agrees that it assumes sole responsibility for obtaining from the Obligors all information concerning this Agreement and all other Security Documents and all other information as to the Obligors or their properties or management as such Noteholder deems necessary or desirable.

4. COLLATERAL AGENT.

   4.1. Concerning the Agent.
        --------------------

        4.1.1. Action in Good Faith, etc.  In the exercise of its rights, powers
               -------------------------
     and duties hereunder, the Collateral Agent shall act in a commercially reasonable manner. The Collateral Agent and its officers, directors, employees and agents shall be under no duty to act except as expressly set forth in Section 3.2 and shall have no liability to the Noteholders for any action or failure to act taken or suffered without willful misconduct or gross negligence. The Collateral Agent shall in all cases be entitled to rely, and shall not be liable to the Noteholders for any action taken in reliance, on instructions given to the Collateral Agent in accordance with
     Section 3.2.

        4.1.2. No Implied Duties, etc.  The Collateral Agent shall have and may
               ----------------------
     exercise such powers as are specifically delegated to the Collateral Agent under this Agreement together with all other powers as may be incidental thereto. The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Security Document except for any action specifically provided for in this Agreement or any other Security Document to be taken by the Collateral Agent.


        4.1.3. Validity, etc.  The Collateral Agent shall not be responsible to
               -------------
     any Noteholder (a) for the legality, validity, enforceability or effectiveness of this Agreement, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement, (c) for the existence or value of any assets included in the Discount Option Security, (d) for the effectiveness of any lien purported to be included in the Discount Option Security, (e) for the specification or failure to specify any particular assets to be included in the Discount Option Security or (f) for any decision to release the Danbury Mortgage or to accept substitute collateral therefor.

        4.1.4. Compliance.  The Collateral Agent shall not be obligated to
               ----------
     ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Security Document, including the occurrence of any default under the Option Agreement or the Discount Option Notes.


        4.1.5. Employment of Agents and Counsel.  The Collateral Agent may
               --------------------------------
     execute any of its duties as Collateral Agent under this Agreement by or through employees, agents and attorneys-in-fact and shall not be responsible to any Noteholder or any Obligor (except as to money or securities received by the Collateral Agent or the Collateral Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Collateral Agent with reasonable care. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall be reimbursed by the Obligors for all reasonable attorneys' fees and costs incurred in connection with its responsibilities hereunder.


        4.1.6. Reliance on Documents and Counsel.  The Collateral Agent shall be
               ---------------------------------
     entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing believed in good faith by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including without limitation any telephonic or oral statement made by such Person and, with respect to legal matters, upon the opinion of counsel selected by the Collateral Agent.

        4.1.7. Collateral Agent's Reimbursement.  Each of the Noteholders
               --------------------------------
     jointly and severally agrees to reimburse the Collateral Agent for any expenses not reimbursed by the Obligors within 30 days (without limiting their obligations to make such reimbursement): (a) for which the Collateral Agent is entitled to reimbursement by the Obligors under this Agreement, and (b) after the exercise of the Put Option or the occurrence of an Event of Default under the Discount Option Notes, for any other expenses incurred by the Collateral Agent on their behalf in connection with the enforcement of their rights under this Agreement or any other Security Document.

    4.2. Indemnity.  The Noteholders hereby, jointly and severally, indemnify
         ---------
and hold harmless the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives (to the extent that the Collateral Agent is not indemnified by the Obligors, and without in any way limiting the Obligations of the Obligors so to indemnify the Collateral Agent pursuant to Sections 7.2 and 7.3) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives relating to or arising out of this Agreement, the Discount Option Security, any other Security Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Collateral Agent in connection with any of the foregoing, provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Collateral Agent with gross negligence or willful misconduct. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this Section 4.2 shall be immediately payable on written demand therefor.


    4.3. Collateral Agent's Resignation or Removal.  The Collateral Agent may
         -----------------------------------------
resign at any time by giving at least 30 days' prior written notice of its intention to do so to each of the Noteholders and to BSI and upon the appointment by the Required Noteholders of a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of such notice of resignation, then the retiring Collateral Agent may appoint a successor Collateral Agent; Any Collateral Agent may be removed upon the written request of the Required Noteholders, which request shall also appoint a successor Collateral Agent. Upon the appointment of a new Collateral Agent hereunder, the term "Collateral Agent" shall for all purposes of this Agreement and any other Security Document thereafter mean such successor. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, or the removal hereunder of any Collateral Agent, the provisions of this Agreement or any other Security Document shall continue to inure to the benefit of such Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement or any other Security Document.

5. REPRESENTATIONS AND WARRANTIES.

     Each of the parties to this Agreement represents and warrants that:

   5.1. Authority.  Such Person has all necessary power and has taken all
        ---------
necessary action to enter into and perform this Agreement and to make this Agreement the legal, valid, binding and enforceable obligation it purports to be.

   5.2. Authorization and Enforceability.   Each Person has taken all
        --------------------------------
partnership or corporate action required to execute, deliver and perform this Agreement and each other Discount Option Document to which it is party. Each of this Agreement and each other Discount Option Document constitutes the legal, valid and binding obligation of such Person and is enforceable against such Person in accordance with its terms.

   5.3. No Legal Obstacle to Agreement.   Neither the execution and delivery of
        ------------------------------
this Agreement nor the consummation of any transaction contemplated hereby nor the fulfillment of the terms hereof or of any other agreement or instrument referred to herein has constituted or resulted in, or will constitute or result in, a breach of the provisions of any agreement, instrument, deed or lease to which such Person is a party or by which such Person is bound or of the charter or by-laws of such Person, or the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to it, or has resulted in or will result in the creation under any agreement, instrument, deed or lease of any lien upon any of the assets of such Person (other than the lien created by this Agreement in the Discount Option Security). No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any such Person in connection with the execution, delivery and performance of this Agreement.

6. SUCCESSORS AND ASSIGNS; FUTURE NOTEHOLDERS.

   6.1. Successors and Assigns.  The provisions of this Agreement shall inure to
        ----------------------
the benefit of the holders of Secured Obligations and their successors and assigns and shall be binding upon each of the parties hereto and their respective successors and assigns.


   6.2. Joinder of Future Noteholders.  Any assignee of a holder of Discount
        -----------------------------
Option Notes, by accepting Discount Option Notes, agrees to become party to this Agreement. Such assignee shall memorialize such agreement by duly authorizing, executing and delivering to the Collateral Agent a fully executed agreement in the form of Exhibit A to this Agreement agreeing to be bound by the terms and conditions hereof.

7. EXPENSES; INDEMNITY.

   7.1. Expenses.  The Obligors will pay all expenses incurred by the Collateral
        --------
Agent or any Noteholder in connection with the enforcement of any rights hereunder or under any other Discount Option Documents, including without limitation costs of collection and reasonable attorneys' fees and out-of-pocket expenses.

   7.2. General Indemnity.  The Obligors hereby, jointly and severally,
        -----------------
indemnify and hold harmless the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives (the Collateral Agent and each of such directors, officers, employees, agents, professional advisers and representatives is referred to as an "Indemnitee"), against and from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee relating to or arising out of this Agreement, the Discount Option Security any other Security Document, the transactions contemplated hereby or thereby, or any action taken or omitted by any such Indemnitee Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by an Indemnitee with gross negligence or willful misconduct. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this Section 7.2 shall be payable on written demand therefor.

   7.3. Indemnity with Respect to Discount Option Security.  The Obligors
        --------------------------------------------------
hereby, jointly and severally, indemnify and hold harmless each Indemnitee and each Noteholder and its partners, directors, officers, employees, agents, professional advisers and representatives (each Noteholder and each of such partners, directors, officers, employees, agents, professional advisers and representatives is referred to as a "Noteholder Indemnitee") from and against any and all claims, damages, losses, liabilities, judgments or reasonable expenses (including all reasonable fees and disbursements of counsel with whom any of them may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which may be incurred or sustained by or asserted against any of them, directly or indirectly, in connection with the existence or exercise of any rights with respect to the Discount Option Security in accordance with the Security Documents; provided, however, that the foregoing shall not extend to actions or omissions which are taken by an Indemnitee or a Noteholder Indemnitee with gross negligence or willful misconduct. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this
Section 7.3 shall be payable on written demand therefor.

8. CONTINUING AGREEMENT, DEFEASANCE, ETC.

   8.1. Continuing Agreement.  This Agreement shall be a continuing agreement,
        --------------------
shall be irrevocable and shall remain in full force and effect until the payment in full of the Secured

Obligations then outstanding in accordance with the terms thereof. No action which the holders of the Secured Obligations or the Obligors may take or refrain from taking with respect to the Secured Obligations, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of the Obligors or any Noteholder hereunder. No right of the Noteholders shall at any time be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act, in good faith, by the Noteholders or the Collateral Agent, or by any noncompliance by any Obligor with the terms of this Agreement, regardless of any knowledge thereof which the Noteholders may have or otherwise be charged with.


   8.2. Defeasance.  When all Secured Obligations have been performed, paid and
        ----------
reasonably determined by the Noteholders to have been indefeasibly discharged in full, at the Obligors' written request, accompanied by such certificates and proofs as the Collateral Agent shall reasonably deem necessary, the Discount Option Security shall revert to the Obligors and the rights, title and interest of the Collateral Agent therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Collateral Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Obligors the Discount Option Security then in its possession; provided, however, that Section 7 shall survive the termination of this Agreement.


9. NOTICES.

     Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing and delivered in the manner provided in
Section 9 of the Option Agreement.


10. VENUE; SERVICE OF PROCESS.

          (a) Each of the Obligors and each of the Noteholders irrevocably submits to the nonexclusive jurisdiction of the state courts of The State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Collateral Agent, any Noteholder or their successors or assigns, and



          (b) Each of the Obligors and each of the Noteholders waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is brought in an inconvenient forum, that the venue of any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any other Security Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Obligors and each of the Noteholders hereby consents to service of process in any such proceeding by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10 is reasonably calculated to give actual notice.

11. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT TO ANY ISSUE, CLAIM, DEMAND, ACTION, CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY SECURED OBLIGATIONS OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto may file an original counterpart or a copy of this Section with any court as written evidence of consent by the parties hereto to the waiver of the right to trial by jury.


12. GENERAL.

     All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by the Noteholders, notwithstanding any investigation made by the Noteholders or on their behalf, and shall survive the execution and delivery to the Noteholders hereof and thereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. No change, amendment, modification or supplementation of this Agreement shall be binding on any party unless it is in writing and signed by the parties hereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement and the other agreements referred to herein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Security Document. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of The State of New York (other than the conflict of law rules).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

COLLATERAL AGENT:                   SND HOLDING CORPORATION


                                    By: /s/ Neil A. Augustine
                                       --------------------------
                                    Name:
                                    Title:



OBLIGORS:                           BRADLEES, INC.


                                    By: /s/ Rick C. Welker
                                       --------------------------
                                    Name: Rick C. Welker
                                    Title: Vice President and Controller



                                    BRADLEES STORES, INC.

                                    By: /s/ Rick C. Welker
                                       --------------------------
                                    Name: Rick C. Welker
                                    Title: Vice President and Controller


NOTEHOLDERS:                        See Schedule A attached hereto.
                                        ----------

                                                                      Schedule A
                                                                      ----------


NOTEHOLDERS:                MWV SEPARATE ACCOUNT ALPHA


                            By: /s/ Neil A. Augustine
                               -------------------------------
                               Name: Neil A. Augustine
                               Title: Authorized Agent


                            MORGENS WATERFALL INCOME PARTNERS
                            By: MW Capital L.L.C., its General Partner



                            By: /s/ Neil A. Augustine
                               -------------------------------
                               Name: Neil A. Augustine
                               Title: Authorized Agent


                            RESTART PARTNERS, L.P.
                            By: Prime Group, L.P., its General Partner


                            RESTART PARTNERS II, L.P.
                            By: Prime Group II, L.P.


                            RESTART PARTNERS III, L.P.
                            By: Prime Group III, L.P., its General Partner


                            RESTART PARTNERS IV, L.P.
                            By: Prime Group IV, L.P., its General Partner


                            RESTART PARTNERS V, L.P.
                            By: Prime Group V, L.P., its General Partner


                            By:  Prime, Inc., their General Partner



                            By: /s/ Neil A. Augustine
                               -------------------------------
                               Name: Neil A. Augustine
                               Title: Authorized Agent


                            MWV INTERNATIONAL, LTD.



                            By: /s/ Neil A. Augustine
                               -------------------------------
                               Name: Neil A. Augustine
                               Title: Authorized Agent

                                                                       Exhibit A
                                                                       ---------






To:    SND Holding Corporation
       c/o Morgens, Waterfall, Vintiadis
       & Company, Inc.
       10 E. 50th Street, 26th Floor
       New York, NY 10022
       Attn: Neil Augustine


       Pursuant to Section 6.2 of the Collateral Agency Agreement dated August 12, 1999 (the "Collateral Agency Agreement") between Bradlees, Inc., Bradlees Stores, Inc., certain holders of 9% Secured Convertible Notes of Bradlees Stores, Inc. Due 2004 and SND Holding Corporation, as collateral agent (the "Collateral Agent"), the undersigned hereby notifies the Collateral Agent that the undersigned is an assignee of Discount Option Notes in principal amount of $________________. The undersigned has received and has had an opportunity to review the Collateral Agency Agreement. The undersigned hereby agrees that, by accepting an assignment of the Discount Option Notes, the undersigned has become a party to the Collateral Agency Agreement and acknowledges and agrees to be bound by the terms and conditions thereof.

Dated:  ___________________

                              [NAME OF NOTEHOLDER]



                              By: _____________________
                                  Name:
                                  Title:

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